                     STOCK PURCHASE AGREEMENT


                    Dated as of March 7, 1997


                        BETWEEN AND AMONG



                  HARBERT EQUITY FUND I, L.L.C.,

                            Purchaser,


                               AND


                      CROWN NORTHCORP, INC.,

                              Seller
                        TABLE OF CONTENTS

                                                             Page

ARTICLE I - The First Purchase and Sale .....................   1
   SECTION 1.1. Terms of the First Purchase and Sale ........   1
   SECTION 1.2. The First Closing . . . . . . .                 1
   SECTION 1.3. Conditions to the Obligation of the
                Purchaser to Consummate the Transactions
                to be Consummated Hereunder at the First
                Closing .....................................   2
   SECTION 1.4. Conditions to the Obligation of the Seller
                to Consummate the Transactions to be
                Consummated Hereunder at the First
                Closing .....................................   3

ARTICLE II - The Second Purchases and Sales .................   5
   SECTION 2.1. Terms of the Second Purchases and
                Sales  ......................................   5
   SECTION 2.2. The Second Closings . . . . . .                 6
   SECTION 2.3. Conditions to the Obligation of the
                Purchaser to Consummate the Transactions
                to be Consummated Hereunder at a
                Second Closing  .............................   7
   SECTION 2.4. Conditions to the Obligation of the Seller
                to Consummate the Transactions to be
                Consummated Hereunder at a Second Closing....   8
   SECTION 2.5. Option to Purchase  .........................  10

ARTICLE III - The Third Purchase and Sale ...................  11
   SECTION 3.1. Terms of the Third Purchase and Sale ........  11
   SECTION 3.2. The Third Closing ...........................  11
   SECTION 3.3. Conditions to the Obligation of the
                Purchaser to Consummate the Transactions
                to be Consummated Hereunder at the
                Third Closing ...............................  12
   SECTION 3.4. Conditions to the Obligation of the
                Seller to Consummate the Transactions to
                be Consummated Hereunder at the
                Third Closing ...............................  13
   SECTION 3.5. Option to Purchase  .........................  15

ARTICLE IV - Representations and Warranties of the Seller ...  16
   SECTION 4.1. First Closing Representations
                and Warranties  .............................  16
   SECTION 4.2. Second Closing, Third Closing
                and Option Representations and
                Warranties  .................................  26

ARTICLE V - Representations and Warranties of the Purchaser..  28
   SECTION 5.1. Organization  ...............................  28
   SECTION 5.2. Authority to Buy  ...........................  28
   SECTION 5.3. Non-Distributive Intent .....................  28
   SECTION 5.4. Investment Company  .........................  29
   SECTION 5.5. Compliance with Laws  .......................  29
   SECTION 5.6. Broker Fees .................................  29

                                                             Page

ARTICLE VI - Covenants of the Seller  .......................  29
   SECTION 6.1. Furnish Future Information  .................  29
   SECTION 6.2. Board Representation  .......................  30
   SECTION 6.3. Corporate Governance  .......................  31
   SECTION 6.4. Reasonable Best Efforts .....................  31
   SECTION 6.5. Reservation of Authorized Shares ............  31
   SECTION 6.6. Anti-Dilution ...............................  31

ARTICLE VII - Covenants of the Purchaser  ...................  32
   SECTION 7.1. Compliance with Securities Laws  ............  32
   SECTION 7.2. Director Filings  ...........................  32
   SECTION 7.3. Change of Residence and Principal
                Executive Office  ...........................  32

ARTICLE VIII - Repurchase Rights of the Seller ..............  32

ARTICLE IX - Indemnification  ...............................  34
   SECTION 9.1. Indemnification by the Seller ...............  34
   SECTION 9.2. Indemnification by the Purchaser  ...........  34
   SECTION 9.3. Method of Asserting Claims  .................  35
   SECTION 9.4. Payment .....................................  36
   SECTION 9.5. Arbitration .................................  37
   SECTION 9.6. Other Rights and Remedies Not
                Affected  ...................................  37

ARTICLE X - Miscellaneous ...................................  38
   SECTION 10.1. Further Actions ............................  38
   SECTION 10.2. Availability of Equitable
                 Remedies  ..................................  38
   SECTION 10.3. Survival  ..................................  38
   SECTION 10.4. Modification ...............................  38
   SECTION 10.5. Notices ....................................  38
   SECTION 10.6. Waiver .....................................  39
   SECTION 10.7. Binding Effect  ............................  40
   SECTION 10.8. No Third Party Beneficiaries ...............  40
   SECTION 10.9. Separability  ..............................  40
   SECTION 10.10.Headings  ..................................  40
   SECTION 10.11.Counterparts; Governing Law ................  40
   SECTION 10.12.Assignments ................................  40





                               (ii)

EXHIBIT A -    Seller's Officer's Certificate - First Closing
               (Section 1.3(a))
EXHIBIT B -    Opinion of Seller's Counsel
               (Sections 1.3(b); 2.3(b); 3.3(b))
EXHIBIT C -    Purchaser's Officer's Certificate - First Closing
               (Section 1.4(a))
EXHIBIT D -    Opinion of Purchaser's Counsel
               (Sections 1.4(b); 2.4(b); 3.4(b))
EXHIBIT E -         Escrow Agreement
               (Section 2.1(a))
EXHIBIT F -    Acquisition Criteria
               (Section 2.3(a))
EXHIBIT G -    Seller's Officer's Certificate - Second Closing
               (Section 2.3(b))
EXHIBIT H -    Purchaser's Officer's Certificate - Second Closing
               (Section 2.4(a))
EXHIBIT I -    Fund Criteria
               (Section 3.3(a))
EXHIBIT J -    Seller's Officer's Certificate - Third Closing
               (Section 3.3(b))
EXHIBIT K -    Purchaser's Officer's Certificate - Third Closing
               (Section 3.4(a))
EXHIBIT L -         Voting Agreement
               (Sections 1.3(h); 1.4(b))

Schedule 4.1(a)     Subsidiaries
Schedule 4.1(b)     Capitalization
Schedule 4.1(e)     Litigation
Schedule 4.1(f)     Properties
Schedule 4.1(g)     Contracts
Schedule 4.1(h)     ERISA
Schedule 4.1(j)     Consents
Schedule 4.1(k)     Intellectual Property
Schedule 4.1(l)     Insurance
Schedule 4.1(m)     Related Party Transactions

                              (iii)


                     STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 7, 1997, is between and among HARBERT EQUITY FUND I, L.L.C., a Georgia limited liability company with offices at One Riverchase Parkway South, Birmingham, Alabama 35244 (the
 Purchaser ), and CROWN NORTHCORP, INC., a Delaware corporation with offices at 1251 Dublin Road, Columbus, Ohio 43215 (the "Seller").

                           WITNESSETH:

     WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, certain shares of the Common Stock, par value $.01 per share, of the Seller (the
 Seller Common Stock ) on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I

                   The First Purchase and Sale

     SECTION 1.1. Terms of the First Purchase and Sale. On the basis of the representations and warranties set forth in Section
4.1 and Article V, and subject to the terms and conditions set forth herein:

     (a) The Seller shall issue at the First Closing (as hereinafter defined) to the Purchaser a certificate registered in the name of the Purchaser for 1,000,000 shares (the First
Closing Shares ) of Seller Common Stock.

     (b) As consideration for the First Closing Shares, the Purchaser shall deliver at the First Closing to the Seller $1,000,000 in cash, by certified check, or by wire transfer of immediately available funds to an account designated in writing by the Seller.

     SECTION 1.2. The First Closing. The closing of the transactions contemplated by Section 1.1 (the "First Closing") shall take place at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, at 11:00 A.M., local time, on March 7, 1997 (the "First Closing Date"). The First Closing may occur at such different place, such different time, or such different date or a combination thereof as the Purchaser and the Seller agree in writing.

     SECTION 1.3. Conditions to the Obligation of the Purchaser to Consummate the Transactions to be Consummated Hereunder at the First Closing. The obligations of the Purchaser to consummate the transactions to be consummated hereunder at the First Closing are subject to the following conditions (unless waived by the Purchaser in its discretion):

     (a) Accuracy of Representations and Compliance with Conditions. All representations and warranties of the Seller contained in Section 4.1 of this Agreement shall be true and correct as of the First Closing; as of the First Closing the Seller shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by the Seller at or before such time by this Agreement; and the Purchaser shall have received a certificate executed by the Chairman of the Board and Chief Executive Officer of the Seller, dated the First Closing Date, to that effect, substantially in the form of Exhibit A.

     (b) Opinion of Counsel. The Seller shall have delivered to the Purchaser on the First Closing Date the favorable opinions of each of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Seller and Stephen W. Brown, Secretary of the Seller, each dated as of such date, collectively addressing the matters set forth in Exhibit B and each in the form agreed upon by the Purchaser and the Seller, each acting reasonably and in good faith.

     (c) Other Closing Documents. The Seller shall have delivered to the Purchaser on or prior to the First Closing such other documents as the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (d) Legal Action. A third party shall not have instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement or any of the other agreements, instruments, and other documents executed or to be executed and delivered pursuant hereto or in connection therewith (collectively, and including this Agreement, the "Operative Documents"), or to obtain substantial damages with respect thereto.

     (e) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by any of the Operative Documents, by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Purchaser, (i) makes any of the transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of the Purchaser to consummate any of the transactions contemplated by this Agreement, (iii) imposes material limitations on the ability of the Purchaser, other than those imposed by the Voting Agreement (as hereinafter defined) effectively to exercise full rights of ownership of the First Closing Shares including the right to vote the First Closing Shares on all matters properly presented to the


stockholders of the Seller except as contemplated by the Voting
Agreement, or (iv) otherwise prohibits, restricts, or materially delays consummation of any of the transactions contemplated by this Agreement.

     (f) Blue-Sky Law Compliance. The Seller shall have received such consents, approvals, registrations, qualifications, and other authorizations from the state securities authorities having jurisdiction over the state in which the Purchaser then resides as shall be necessary for the Seller to legally issue the First Closing Shares to the Purchaser under the state securities laws of such state.

     (g) Contractual Consents Needed. The Seller shall have obtained at or prior to the First Closing all consents, if any, required for the consummation of the transactions to be consummated hereunder at the First Closing from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Seller or any of its consolidated subsidiaries or consolidated affiliates (each, a "Subsidiary", and collectively, the "Subsidiaries") is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

     (h)  Voting Agreement.  Ronald E. Roark and Tucker Holding
Company, Ltd. shall have executed and delivered to the Purchaser the Voting Agreement in the form of Exhibit L (the Voting
Agreement ).

     SECTION 1.4. Conditions to the Obligation of the Seller to Consummate the Transactions to be Consummated Hereunder at the First Closing. The obligations of the Seller to consummate the transactions to be consummated hereunder at the First Closing are subject to the following conditions (unless waived by the Seller in its discretion):

     (a) Accuracy of Representations and Compliance with Conditions. All representations and warranties of the Purchaser contained in Article V of this Agreement shall be true and correct as of the First Closing; as of the First Closing the Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by the Purchaser at or before such time by this Agreement; and the Seller shall have received a certificate executed by the President or any Vice President of Harbert Management Corporation, an Alabama corporation (the "Manager"), the Manager of the Purchaser, dated the date of the First Closing, to that effect, substantially in the form of Exhibit C.

     (b) Opinion of Counsel. The Purchaser shall have delivered to the Seller on the date of the First Closing the favorable opinion of each of Kilpatrick Stockton LLP, counsel to the Purchaser, and Patricia Mandt, General Counsel of Harbert Management Corporation, each dated as of such date, collectively addressing the matters set forth in Exhibit D and each in the form agreed upon by the Seller and the Purchaser, each acting reasonably and in good faith.


     (c) Other Closing Documents. The Purchaser shall have delivered to the Seller at or prior to the First Closing such other documents, including, without limitation, an Investors Questionnaire, as the Seller may reasonably request in order to enable the Seller to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (d) Legal Action. A third party shall not have instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by the Operative Documents or in connection therewith, or to obtain substantial damages with respect thereto.

     (e) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by any of the Operative Documents, by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Seller, (i) makes any of the transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of the Seller to consummate any of the transactions contemplated by this Agreement, or (iii) otherwise prohibits, restricts, or materially delays consummation of any of the transactions contemplated by this Agreement.

     (f) Blue-Sky Law Compliance. The Seller shall have received such consents, approvals, registrations, qualifications, and other authorizations from the state securities authorities having jurisdiction over the state in which the Purchaser then resides as shall be necessary for the Seller to legally issue the First Closing Shares to the Purchaser under the state securities laws of such state.

     (g) Contractual Consents Needed. The Seller shall have obtained on or prior to the First Closing all consents required for the consummation of the transactions to be consummated hereunder at the First Closing from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Seller or any Subsidiary is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

     (h) Fairness Opinion. The Board of Directors of the Seller shall have obtained the favorable opinion of Delta Financial Group, Inc. as to the fairness, from a financial point of view, of the transactions contemplated hereby to the stockholders of the Seller, which opinion shall be in form and substance satisfactory to the Board of Directors of the Seller (the "Fairness Opinion").


     (i) Voting Agreement. The Purchaser shall have executed and delivered the Voting Agreement to each of Ronald E. Roark and Tucker Holding Company, Ltd.

                            ARTICLE II

                  The Second Purchases and Sales

     SECTION 2.1. Terms of the Second Purchases and Sales. On the basis of the representations and warranties set forth in
Section 4.1 and Article V as qualified and revised from time to time as provided herein and subject to the terms and conditions set forth herein:

     (a) On the date hereof, the Purchaser, the Seller, and AmSouth Bank of Alabama, as escrow agent (the "Escrow Agent"), have executed and delivered an Escrow Agreement in the form attached as Exhibit E (the "Escrow Agreement") providing for the creation of an escrow fund (the "Escrow Fund"). During the period commencing on the First Closing Date and terminating at 5:00 p.m., Eastern Standard Time, on the first anniversary thereof (the "Second Closing Period"), the Seller shall be entitled to deliver to the Purchaser a written notice of a proposed Third Party Acquisition (as defined in Section 2.3(a)) at any time after the conditions precedent to such Third Party Acquisition set forth in Section 2.3(a) have been satisfied, which notice shall summarize the proposed terms of such Third Party Acquisition, including without limitation the amount of the purchase consideration relating thereto approved by the Seller's Board of Directors (the "Acquisition Price"). Any Third Party Acquisition with respect to which such notice has been delivered to the Purchaser is referred to herein as a "Noticed Third Party Acquisition." Within three business days after the date of such notice, the Purchaser shall deposit into the Escrow Fund a sum equal to the related Acquisition Price (each, a "Deposit," and the date that such Deposit is made being referred to herein as the related "Deposit Date"). Notwithstanding any provision of this Agreement to the contrary, the aggregate Deposits required to be made into the Escrow Fund by the Purchaser hereunder, minus all Deposits released and paid to the Purchaser pursuant to
Section 2.1(c), shall not exceed $2,000,000. From time to time during the Second Closing Period and for such period thereafter during which any Noticed Third Party Acquisition is pending, the Seller shall promptly inform the Purchaser in writing of any and all material developments pertaining to the negotiation, consummation, and termination of all Noticed Third Party Acquisitions; provided, however, that the Seller shall not hereby be required to violate any applicable law.

     (b) From time to time during the Second Closing Period, if the Seller enters into a contract (each, an "Acquisition Agreement") providing for the consummation of a Noticed Third Party Acquisition, the Seller shall promptly deliver to the Purchaser a written notice of such occurrence (an "Acquisition Notice") summarizing the material terms of such Acquisition Agreement and accompanied by a true and correct copy of such Acquisition Agreement (the date of each such notice being referred to herein as a "Second Closing Notice Date"). Provided that all of the conditions precedent set forth in Section 2.3 and
2.4 have been satisfied or waived as to the related Third Party Acquisition as of the date that such Third Party Acquisition is


to be consummated (a "Second Closing Date"), as early as practicable on the related Second Closing Date the Seller shall deliver a certificate (a "Seller Release Certificate") to the Escrow Agent and to the Purchaser, in compliance with paragraphs 4(a) and (c) of the Escrow Agreement, instructing the Escrow Agent to release and pay to the Seller, as early as is practicable on such Second Closing Date, a portion of the Escrow Fund (each, a "Second Closing Payment") equal to the lesser of
(i) the amount then in the Escrow Fund, and (ii) the cash consideration to be paid by the Purchaser or any of its Subsidiaries to the seller(s) in such Third Party Acquisition, and the Seller, one or more of its Subsidiaries, or both (as applicable) shall utilize such Second Closing Payment to pay such cash consideration to such seller(s). As consideration therefor, the Seller shall promptly issue to the Purchaser on such Second Closing Date the number of shares of Seller Common Stock equal to the quotient obtained by dividing the related Second Closing Payment by $1.05, and shall promptly deliver to the Purchaser a certificate for such shares registered in the name of the Purchaser. The consummation of the transactions contemplated by this Section 2.1(b) with respect to any Third Party Acquisition as well as the consummation of the transactions contemplated by
Section 2.5 shall each constitute a "Second Closing" for purposes of this Agreement except as set forth in Section 2.5(a), and all shares of Seller Common Stock issued in connection with Second Closings as of any date are referred to herein as the "Second Closing Shares."

     (c) Notwithstanding any provision of this Agreement to the contrary, (i) if the Seller or a Subsidiary fails to consummate a Noticed Third Party Acquisition within 60 days after the related Deposit Date, or if the Acquisition Agreement relating to such Noticed Third Party Acquisition is earlier terminated, the Purchaser will have the right to issue to the Escrow Agent a certificate, in compliance with paragraphs 4(b) and (c) of the Escrow Agreement, instructing the Escrow Agent to release and pay to the Purchaser the related Deposit, together with all accrued interest thereon, and (ii) on the later of (x) the expiration of the Second Closing Period, or (y) the date that is 60 days after the Deposit Date pertaining to a Noticed Third Party Acquisition which has not been consummated and has not been terminated on or prior to the end of such 60 day period (the later of such dates being referred to herein as the "Second Closing Expiration Date"), the Purchaser will have the right to issue to the Escrow Agent a certificate, in compliance with paragraphs 4(b) and (c) of the Escrow Agreement, instructing the Escrow Agent to release and pay to the Purchaser any and all amounts (if any) then remaining in the Escrow Fund, together with all accrued interest thereon.

     SECTION 2.2. The Second Closings. All Second Closings shall take place at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, at 9:00 A.M., local time on the related Second Closing Date. Any Second Closing may occur at such different place, such different time, or such different date or a combination thereof as the Purchaser and the Seller agree in writing.


     SECTION 2.3. Conditions to the Obligation of the Purchaser to Consummate the Transactions to be Consummated Hereunder at a Second Closing. The obligations of the Purchaser to consummate the transactions to be consummated hereunder at a Second Closing are subject to the following conditions (unless waived by the Purchaser in its sole discretion):

     (a) Acquisition. During the Second Closing Period and with respect to the related Second Closing, (i) the Seller, in regular consultation with the Purchaser, shall have identified the related acquisition (each, a "Third Party Acquisition") to be made by the Seller, one or more Subsidiaries, or both, as the case may be, that satisfies all of the criteria set forth in Exhibit F (the "Second Closing Criteria"), and (ii) the Board of Directors of the Seller shall have approved such Third Party Acquisition.

     (b) Accuracy of Representations and Compliance with Conditions. All representations and warranties of the Seller contained in Section 4.1 of this Agreement, as qualified and revised pursuant to the related Seller Disclosure Schedule (as hereinafter defined), shall be true and correct as of such Second Closing; as of such Second Closing the Seller shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by the Seller at or before such time by this Agreement; and the Purchaser shall have received a certificate executed by the Chief Executive Officer, the President, or any Vice President of the Seller, dated as of the related Second Closing Date, to that effect, substantially in the form of Exhibit G.

     (c) Opinion of Counsel. The Seller shall have delivered to the Purchaser on the related Second Closing Date the favorable opinions of each of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Seller, and Stephen W. Brown, Secretary of the Seller, each dated as of such date, collectively addressing the matters set forth in Exhibit B and each in the form agreed upon by the Purchaser and the Seller, each acting reasonably and in good faith.

     (d) Other Closing Documents. The Seller shall have delivered to the Purchaser on or prior to the related Second Closing Date such other documents as the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (e) Legal Action. An unaffiliated third party shall not have instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement or any of the other Operative Documents, or to obtain substantial damages with respect thereto.

     (f) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by any of the


Operative Documents by, any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Purchaser, (i) makes any of the transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of the Purchaser to consummate any of the transactions contemplated by this Agreement, (iii) imposes material limitations, other than those imposed by the Voting Agreement, on the ability of the Purchaser effectively to exercise full rights of ownership of the Seller Common Stock to be issued to the Purchaser at such Second Closing, including the right to vote such Seller Common Stock on all matters properly presented to the stockholders of the Seller except as contemplated by the Voting Agreement, or (iv) otherwise prohibits, restricts, or materially delays consummation of any of the transactions contemplated by this Agreement.

     (g) Blue-Sky Law Compliance. The Seller shall have received such consents, approvals, registrations, qualifications, and other authorizations from the state securities authorities having jurisdiction over the state in which the Purchaser then resides as shall be necessary for the Seller to legally issue the Seller Common Stock to be issued to the Purchaser at such Second Closing under the state securities laws of such state.

     (h) Contractual Consents Needed. The Seller shall have obtained on or prior to the related Second Closing Date all consents, if any, required for the consummation of the transactions to be consummated hereunder at such Second Closing from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Seller or any Subsidiary is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

     (i) No Material Adverse Effect. The Seller Disclosure Schedule relating to such Second Closing (i) shall not reflect the occurrence of an event that had a Material Adverse Effect (as hereinafter defined) between the First Closing and such Second Closing, and (ii) shall not reflect the occurrence of any event that could reasonably be expected to have a Material Adverse Effect. As used herein, "Material Adverse Effect" means a material adverse effect upon the business, financial condition, or results of operations of the Seller and the Subsidiaries, considered as a whole.

     (j) No Material Breach. There shall not have been any material breach of any of the representations and warranties made by the Seller pursuant to Sections 4.1 or 4.2 in connection with any previous Closing.

     SECTION 2.4. Conditions to the Obligation of the Seller to Consummate the Transactions to be Consummated Hereunder at a Second Closing. The obligations of the Seller to consummate the transactions to be consummated hereunder at a Second Closing are subject to the following conditions (unless waived by the Seller in its discretion):


     (a) Accuracy of Representations and Compliance with Conditions. All representations and warranties of the Purchaser contained in this Agreement, as qualified and revised pursuant to the related Purchaser Disclosure Schedule (as hereinafter defined), shall be true and correct as of such Second Closing; as of such Second Closing the Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by the Purchaser at or before such time by this Agreement; and the Seller shall have received a certificate executed by the President or Vice President of the Manager or other governing Person (as hereinafter defined) of the Purchaser, dated the Second Closing Date, to that effect, among other things, substantially in the form of Exhibit H.

     (b) Opinion of Counsel. The Purchaser shall have delivered to the Seller on the Second Closing Date the favorable opinion of each of Kilpatrick Stockton LLP, counsel to the Purchaser, and Alabama counsel to the Manager or other governing Person of the Purchaser, each dated as of such date, collectively addressing the matters set forth in Exhibit D and each in the form agreed upon by the Seller and the Purchaser, each acting reasonably and in good faith.

     (c) Other Closing Documents. The Purchaser shall have delivered to the Seller on or prior to the related Second Closing Date such other documents as the Seller may reasonably request, including, without limitation, an Investors Questionnaire, in order to enable the Seller to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (d) Legal Action. There shall not have been instituted or threatened by any Person other than the Seller or its affiliates any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by the Operative Documents or in connection therewith, or to obtain substantial damages with respect thereto.

     (e) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by any of the Operative Documents by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Seller, (i) makes any of the transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of the Seller to consummate any of the transactions contemplated by this Agreement, or (iii) otherwise prohibits, restricts, or materially delays consummation of any of the transactions contemplated by this Agreement.

     (f) Blue-Sky Law Compliance. The Seller shall have received such consents, approvals, registrations, qualifications, and other authorizations from the state securities authorities having jurisdiction over the state in which the Purchaser then


resides as shall be necessary for the Seller to legally issue the Seller Common Stock to be issued to the Purchaser at such Second
Closing under the state securities laws of such state.

     (g) Contractual Consents Needed. The Seller shall have obtained on or prior to the related Second Closing Date all consents required for the consummation of the transactions to be consummated at such Second Closing from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Seller or any Subsidiary is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

     (h)  Fairness Opinion Not Withdrawn.  Subject to the
Seller's compliance with Section 6.4, the Fairness Opinion shall not have been withdrawn.

     SECTION 2.5.   Option to Purchase.

     (a) Grant of Option. For a period (the "Second Closing Option Period") commencing on the date hereof and terminating ten business days after the date that the Second Closing Period terminates, the Purchaser will have the right and option (the "Second Closing Option"), but not the obligation, to purchase a number of shares (the "Second Closing Option Shares") of Seller Common Stock equal to 1,904,762 less the aggregate number of shares of Seller Common Stock purchased by the Purchaser in Second Closings as of the Second Option Closing Date (as defined in paragraph (c) below), for a purchase price of $1.05 per share (the "Second Closing Option Price").

     (b) Exercise of Option. The Purchaser may exercise the Second Closing Option at any time during the Second Closing Option Period by delivery of written notice thereof to the Seller. The delivery of such notice shall suspend (i) any and all obligations of the Purchaser to effect Deposits pursuant to
Section 2.1, and (ii) the Seller's rights and obligations pursuant to Section 2.1 with respect to Third Party Acquisitions that are not Noticed Third Party Acquisitions and with respect to which a Deposit has not been effected as of the date of such notice (including, without limitation, the right to issue any related Seller Release Certificate); and upon the closing of the Second Closing Option all of such obligations shall terminate and shall have no further force or effect.

     (c) Closing. The closing of the Second Closing Option shall take place at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, N.E., Atlanta, Georgia 30309, at 11:00 a.m. local time, on the 30th day after the exercise thereof in compliance with the terms hereof (the "Second Option Closing Date"). At such closing, (i) the Seller shall issue to the Purchaser a certificate registered in the name of the Purchaser for the Second Closing Option Shares (which number and kind of shares shall be equitably and proportionately adjusted for stock splits, stock dividends, and other changes to the Seller Common Stock that are approved or implemented on or prior to the Second Option Closing Date), and (ii) as consideration for the Second Closing Option Shares, the Purchaser shall deliver to the Seller the Second Closing Option Price by certified check or by wire transfer of immediately available funds to an account previously designated in writing by the Seller, provided that any and all amounts (if any) then remaining in the Escrow Fund, together with


all accrued interest applicable thereto, shall be released by the Escrow Agent to the Seller on the Second Option Closing Date and credited to the Purchaser's account at the closing toward the Second Closing Option Option Price, and the Purchaser will cause such release to be effected by issuing to the Escrow Agent a certificate, in compliance with Paragraphs 4(b) and (c) of the Escrow Agreement, instructing the Escrow Agent to effect such release. Notwithstanding any provision of this Agreement to the contrary, the closing of the Second Closing Option shall constitute a "Second Closing" for all purposes of this Agreement other than Section 2.5(a), and the respective obligations of the Seller and Purchaser to consummate the Second Closing Option shall be subject to prior satisfaction (or waiver) of the conditions set forth in Section 2.3, 2.4, and 4.2 of this Agreement, and to Article VIII (if applicable), except that the condition precedent set forth in Section 2.3(a) need not be satisfied by the Seller.

                           ARTICLE III

                   The Third Purchase and Sale

     SECTION 3.1. Terms of the Third Purchase and Sale. On the basis of the representations and warranties set forth in Section
4.1 and Article V, as qualified and revised from time to time as provided herein, and subject to the terms and conditions set forth herein:

     (a) The Seller shall issue at the Third Closing (as hereinafter defined) to the Purchaser a certificate registered in the name of the Purchaser for 1,904,762 shares (the Third Closing Shares ; each of the First Closing Shares, the Second Closing Shares, and the Third Closing Shares are collectively referred to herein as the "Shares") of the Seller Common Stock (which number and kind of shares shall be equitably and proportionately adjusted for stock splits, stock dividends, and other previous changes to the Seller Common Stock that are approved or implemented on or prior to the date of the Third Closing).

     (b) As consideration for the Third Closing Shares, the Purchaser shall deliver at the Third Closing to the Seller $2,000,000 in cash, by certified check, or by wire transfer of immediately available funds to an account previously designated in writing by the Seller.

     SECTION 3.2. The Third Closing. The closing of the transactions contemplated by Section 3.1 (such closing, as well as the consummation of the transactions contemplated by Section 3.5, shall each constitute a "Third Closing;" each of the First Closing, the Second Closings, and the Third Closing are generically referred to herein as a "Closing") shall take place at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, at 11:00 A.M., local time, on the fifth business day after the date that each of the conditions precedent to the transactions to be consummated


hereunder at the Second Closing set forth in Section 3.3(a),
Section 3.3(g), and Section 3.4(f) have been satisfied. The Third Closing may occur at such different place, such different time, or such different date or a combination thereof as the Purchaser and the Seller agree in writing.

     SECTION 3.3. Conditions to the Obligation of the Purchaser to Consummate the Transactions to be Consummated Hereunder at the Third Closing. The obligations of the Purchaser to consummate the transactions to be consummated hereunder at the Third Closing are subject to the following conditions (unless waived by the Purchaser in its discretion):

     (a) Creation of Fund or Investment. Within one calendar year after the date that the First Closing actually occurs, the Board of Directors of the Seller and the Purchaser, in their discretion, shall have (i) approved the creation of a fund that satisfies the criteria set forth in Exhibit I, and (ii) determined that such fund satisfies such criteria.

     (b) Accuracy of Representations and Compliance with Conditions. All representations and warranties of the Seller contained in Section 4.1 of this Agreement, as qualified and revised pursuant to the Seller Disclosure Schedule applicable to the Third Closing, shall be true and correct as of the Third Closing; as of the Third Closing the Seller shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by the Seller at or before such time by this Agreement; and the Purchaser shall have received a certificate executed by the Chief Executive Officer, President, or any Vice President of the Seller, dated the date of the Third Closing, to that effect, substantially in the form of Exhibit J.

     (c) Opinion of Counsel. The Seller shall have delivered to the Purchaser on the date of the Third Closing the favorable opinions of each of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Seller, and Stephen W. Brown, Secretary of the Seller, each dated as of such date, collectively addressing the matters set forth in Exhibit B and each in the form agreed upon by the Purchaser and the Seller, each acting reasonably and in good faith.

     (d) Closing Documents. The Seller shall have delivered to the Purchaser at or prior to the Third Closing such other documents as the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (e) Legal Action. An unaffiliated third party shall not have instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement or any of the other Operative Documents, or to obtain substantial damages with respect thereto.


     (f) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by any of the Operative Documents, by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Purchaser, (i) makes any of the transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of the Purchaser to consummate any of the transactions contemplated by this Agreement, (iii) imposes material limitations, other than those imposed by the Voting Agreement, on the ability of the Purchaser effectively to exercise full rights of ownership of the Third Closing Shares, including the right to vote the Third Closing Shares on all matters properly presented to the stockholders of the Seller except as contemplated by the Voting Agreement, or
(iv) otherwise prohibits, restricts, or materially delays consum-mation of any of the transactions contemplated by this Agreement.

     (g) Blue-Sky Law Compliance. The Seller shall have received such consents, approvals, registrations, qualifications, and other authorizations from the state securities authorities having jurisdiction over the state in which the Purchaser then resides as shall be necessary for the Seller to legally issue the Third Closing Shares to the Purchaser under the state securities laws of such state.

     (h) Contractual Consents Needed. The Seller shall have obtained on or prior to the Third Closing all consents, if any, required for the consummation of the transactions to be consummated hereunder at the Third Closing from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Seller or any Subsidiary is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

     (i) No Material Adverse Effect. The Seller Disclosure Schedule relating to the Third Closing (i) shall not reflect the occurrence of an event that had a Material Adverse Effect between the First Closing and the Third Closing, and (ii) shall not reflect any transaction or occurrence that could reasonably be expected to have a Material Adverse Effect.

     (j) No Material Breach. There shall not have been any material breach of any of the representations or warranties made by the Seller pursuant to Sections 4.1 or 4.2 in connection with any previous Closing.

     SECTION 3.4. Conditions to the Obligation of the Seller to Consummate the Transactions to be Consummated Hereunder at the Third Closing. The obligations of the Seller to consummate the transactions to be consummated hereunder at the Third Closing are subject to the following conditions (unless waived by the Seller in its discretion):


     (a) Accuracy of Representations and Compliance with Conditions. All representations and warranties of the Purchaser contained in this Agreement (as qualified and revised pursuant to the Purchaser Disclosure Schedule applicable to the Third Closing) shall be true and correct as of the Third Closing; as of the Third Closing the Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by the Purchaser at or before such time by this Agreement; and the Seller shall have received a certificate executed by the President or Vice President of the Manager or other governing Person of the Purchaser, dated the date of the Third Closing, to that effect, among other things, substantially in the form of Exhibit K.

     (b) Opinion of Counsel. The Purchaser shall have delivered to the Seller on the date of the Third Closing the favorable opinion of each of Kilpatrick Stockton LLP, counsel to the Purchaser, and Alabama counsel to the Manager or other governing Person of the Purchaser, each dated as of such date, collectively addressing the matters set forth in Exhibit D and each in the form agreed upon by the Seller and the Purchaser, each acting reasonably and in good faith.

     (c) Other Closing Documents. The Purchaser shall have delivered to the Seller on or prior to the Third Closing such other documents, including, without limitation, an Investors Questionnaire, as the Seller may reasonably request in order to enable the Seller to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (d) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by the Operative Documents or in connection therewith, or to obtain substantial damages with respect thereto.

     (e) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by any of the Operative Documents, by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Seller, (i) makes any of the transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of the Seller to consummate any of the transactions contemplated by this Agreement, or (iii) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement.

     (f) Blue-Sky Law Compliance. The Seller shall have received such consents, approvals, registrations, qualifications, and other authorizations from the state securities authorities having jurisdiction over the state in which the Purchaser then resides as shall be necessary for the Seller to legally issue the Third Closing Shares to the Purchaser under the state securities laws of such state.


     (g) Contractual Consents Needed. The Seller shall have obtained on or prior to the Third Closing all consents, if any, required for the consummation of the transactions to be consummated hereunder at the Third Closing from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Seller or any Subsidiary is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

     (h)  Fairness Opinion Not Withdrawn.  Subject to the
Seller's compliance with Section 6.4, the Fairness Opinion shall not have been withdrawn.

     SECTION 3.5.   Option to Purchase.

     (a) Grant of Option. For a period (the "Third Closing Option Period") commencing on the date hereof and terminating ten business days after the first anniversary of the First Closing Date, the Purchaser will have the right and option (the "Third Closing Option" and, together with the Second Closing Option, generically an "Option"), but not the obligation, to purchase the Third Closing Shares for a total purchase price of $2,000,000 ($1.05 per share), exercisable only if the Purchaser has not previously purchased the Third Closing Shares pursuant to Section 3.1.

     (b)  Exercise of Option.  The Purchaser may exercise the
Third Closing Option at any time during the Third Closing Option
Period by delivery of written notice thereof to the Seller.

     (c) Closing. The closing of Third Closing Option shall take place at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, N.E., Atlanta, Georgia 30309, at 11:00 a.m. local time, on the 30th day after the exercise thereof in compliance with the terms hereof (the "Third Option Closing Date"; each of the Second Option Closing Date and the Third Option Closing Date being generically referred to herein as an "Option Closing Date"). At such closing, (i) the Seller shall issue to the Purchaser a certificate registered in the name of the Purchaser for the Third Closing Option Shares (which number and kind of shares shall be equitably and proportionately adjusted for stock splits, stock dividends, and other changes to the Seller Common Stock that are approved or implemented on or prior to the Third Option Closing Date), and (ii) as consideration for the Third Closing Option Shares, the Purchaser shall deliver to the Seller $2,000,000 by certified check, or by wire transfer of immediately available funds to an account previously designated in writing by the Seller. The closing of the Third Closing Option shall constitute the "Third Closing" for purposes of this Agreement, and the respective obligations of the Seller and Purchaser to consummate the Third Closing Option shall be subject to prior satisfaction (or waiver) of the conditions set forth in Section 3.3, 3.4 and 4.2 of this Agreement, and to
Article VIII (if applicable), except that the conditions precedent set forth in Section 3.3(a) need not be satisfied by the Seller.



                            ARTICLE IV

           Representations and Warranties of the Seller

     SECTION 4.1.   First Closing Representations and Warranties.
The Seller represents and warrants to the Purchaser as of the First Closing as follows:

     (a) Organization and Qualification. The Seller owns, either directly or through one or more wholly-owned subsidiaries, all the outstanding shares of capital stock of the Subsidiaries. All of the Subsidiaries are listed on Schedule 4.1(a). Other than the Subsidiaries, neither the Seller nor any Subsidiary has a consolidated subsidiary or consolidated affiliate corporation or owns any material interest in any other person, firm or entity ("Person") except as set forth on Schedule 4.1(a). Schedule 4.1(a) also correctly sets forth as to the Seller and as to each Subsidiary its place of incorporation or organization, principal place of business, jurisdictions in which it is qualified to do business, and the business which it currently conducts; and as to each Subsidiary its authorized capitalization (if applicable), its shares of capital stock or other equity interests outstanding, and the record and beneficial owner of those shares. Each of Seller and each of the Subsidiaries is a corporation, limited partnership, or limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged, in each case except for such consents, authorizations, approvals, orders, licenses, certificates, permits, declarations, and filings, the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each of the Seller and each of the Subsidiaries is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the absence of such qualification or good standing could not reasonably be expected to have a Material Adverse Effect.

     (b) Capitalization. The authorized capital stock of the Seller consists of (i) 30,000,000 shares of Seller Common Stock, of which 8,776,723 shares are outstanding as of the date hereof (excluding the First Closing Shares), and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), of which (A) 450 shares of Series A Convertible Preferred Stock, par value $.01 per share, (B) 2,000 shares of Series B Preferred Stock, par value $.01 per share, and (C) 500 shares of Series C Convertible Preferred Stock, par value $.01 per share, are outstanding as of the date hereof. Each of such outstanding shares of Seller Common Stock and each outstanding share of each outstanding series of Preferred Stock is duly authorized, validly


issued, fully paid, and nonassessable, and was not issued in violation of any applicable law or of any preemptive right of stockholders. All persons who, to the Knowledge of the Seller (as hereinafter defined), own of record or beneficially five percent or more of any class or series of capital stock of the Seller are set forth on Schedule 4.1(b). Except for this Agreement and as set forth on Schedule 4.1(b), there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Seller or of any Subsidiary or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Seller or of any Subsidiary. Except as set forth on Schedule 4.1(b), there is outstanding no security or other instrument convertible into or exchangeable for capital stock of the Seller or of any Subsidiary. As used herein, "Knowledge of the Seller" means the actual knowledge of any one or more of Ronald E. Roark, Stephen
W. Brown, or Richard Brock, assuming that each possesses the actual knowledge that an officer or director with their responsibilities would possess after reasonable inquiry into the applicable matter.

     (c) Financial Condition. The Seller has delivered to the Purchaser true and correct copies of the following: audited consolidated balance sheets of the Seller as of December 31, 1995 and December 31, 1994; the unaudited consolidated balance sheet of the Seller as of December 31, 1996 (the "Unaudited Balance Sheet"); audited consolidated statements of income, consolidated statements of retained earnings, and consolidated statements of cash flows of the Seller for the years ended December 31, 1995 and December 31, 1994; and the unaudited consolidated statement of income, consolidated statement of retained earnings, and consolidated statement of cash flows of the Seller for the year ended December 31, 1996 (collectively the "Financial Statements"). Each such consolidated balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of the Seller and its consolidated subsidiaries as of its date; each such consolidated statement of income and consolidated statement of retained earnings presents fairly the results of operations of the Seller and its consolidated subsidiaries for the period indicated; and each such consolidated statement of cash flows presents fairly the information purported to be shown therein, in each case subject in the case of such unaudited consolidated balance sheet, consolidated statement of income, consolidated statement of retained earnings, and consolidated balance sheet to changes resulting from year-end audit adjustments. The financial statements referred to in this Section 4.1(c) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise permitted by GAAP or, with respect to financial statement footnotes, the rules and regulations of the Securities and Exchange Commission (the "Commission") and are in accordance with the books and records of the Seller and its consolidated subsidiaries. Since December 31, 1996 (the "Reference Date"):

     (i) There has at no time been a material adverse change in the business, financial condition, or results of operations of the Seller and its consolidated subsidiaries, considered as a whole (including, without limitation, any adverse change in the rating of the Seller as a special servicer by any nationally recognized rating agency);


     (ii) Except as required or permitted by the terms of any outstanding series of Preferred Stock, neither the Seller nor any Subsidiary has authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or other outstanding equity interests or any direct or indirect redemption, purchase, or other acquisition of any stock of the Seller or any equity interest of any Subsidiary;

     (iii) The operations and business of the Seller and each Subsidiary have been conducted in all respects only in the ordinary course; and

     (iv) Neither the Seller nor any Subsidiary has suffered an extraordinary loss (whether or not covered by insurance) or waived any right of material value.

     (d) Tax and Other Liabilities. Neither the Seller nor any Subsidiary has any liability of any nature, whether accrued, absolute, known, unknown, contingent or otherwise, including without limitation liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax
( Taxes ) and liabilities to customers or suppliers, other than the following:

     (i) Liabilities for which full provision has been made on the Unaudited Balance Sheet; and

     (ii) Other liabilities arising since the Reference Date and prior to the First Closing in the ordinary course of business which are not inconsistent with the representations and warranties of the Seller set forth in Section 4.1. Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Unaudited Balance Sheet are sufficient for all accrued and unpaid Taxes of the Seller and the Subsidiaries, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Unaudited Balance Sheet Date, for the period ended on such date and for all fiscal periods prior thereto. Each of Seller and each of the Subsidiaries has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to the Purchaser a true and correct copy of each such return which was filed in the past three years; has paid (or has established on the Unaudited Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable, in each case as of the Reference Date; and has delivered to the Purchaser a true and correct copy of any report as to adjustments received by it from any taxing authority during the past three years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report. Except as set forth in Schedule 4.1(d), neither the Seller nor any Subsidiary is a party to any contract or commitment to guarantee the payment or performance of any liability or other obligation by any other Person, or pursuant to which the Seller or any Subsidiary is or may become liable for the indebtedness or other obligations of any other Person.


Except as set forth on Section 4.1(d), Seller is not a party to any currently effective tax sharing agreement or arrangement or a control person for tax purposes of any Person other than the Subsidiaries.

     (e) Litigation and Claims. Except as set forth on Schedule 4.1(e), there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the Knowledge of the Seller, threatened or in prospect (or any basis therefor to the Knowledge of the Seller) with respect to the Seller, any Subsidiary, or any of their respective businesses, properties, or assets. None of the matters disclosed on Schedule 4.1(e) could reasonably be expected to have a Material Adverse Effect. Neither the Seller nor any Subsidiary is affected by any current or threatened strike or other labor disturbance nor to the Knowledge of the Seller is any union attempting to represent any employee of the Seller or of any Subsidiary as collective bargaining agent. Neither the Seller nor any Subsidiary is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, which violation or default could reasonably be expected to have a Material Adverse Effect; nor to the Knowledge of the Seller is the Seller or any Subsidiary required to take any action in order to avoid such violation or default.

     (f) Properties. (i) Each of the Seller and each of the Subsidiaries has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except such real and other properties and assets as are held pursuant to leases or licenses described in Schedule 4.1(f)), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed on Schedule 4.1(f)).

     (ii) Set forth on Schedule 4.1(f) is a true, correct, and complete list of all real and other properties and assets owned by the Seller and the Subsidiaries or leased or licensed by the Seller or by any Subsidiary from or to a third party, including with respect to such properties and assets owned by the Seller or by any Subsidiary a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and, with respect to such properties and assets leased or licensed by the Seller or by any Subsidiary, a description of such lease or license. All such real and other properties and assets owned by the Seller or by any Subsidiary are reflected on the Last Balance Sheet (except for acquisitions subsequent to the Last Balance Sheet Date). All real and other tangible properties and assets owned, leased, or licensed by the Seller or by any Subsidiary are in good and usable condition (ordinary wear and tear excepted), except for such properties and assets as are obsolete.

     (iii) The real and other properties and assets owned by the Seller and each Subsidiary or leased or licensed by the Seller or such Subsidiary from a third party constitute all such properties and assets which are necessary to the business of the Seller or such Subsidiary as currently conducted.



     (iv) The current use, occupancy and operation of the real properties owned by the Seller or any Subsidiary (the "Real Properties"), and all aspects of the improvements thereon and thereto (the "Real Properties Improvements"), are in compliance in all material respects with all material applicable federal, state and local laws and regulations and with all private restrictive covenants of record, and to the Knowledge of the Seller there is not any proposed change therein that would affect any of the Real Properties or its use, occupancy or operation. All Real Property Improvements are located within the lot lines (and within the mandatory set-backs from such lot lines established by applicable law or otherwise) and not over areas subject to easements or rights of way. All Real Property Improvements are in good condition and repair, suited for the operation of the business of the Seller or the relevant Subsidiary.

     (g) Contracts and Other Instruments. Schedule 4.1(g) accurately and completely sets forth the information required to be contained therein regarding all contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to the Seller and each Subsidiary, identifying whether the matter disclosed therein relates to the Seller or to a Subsidiary named therein. The Seller has furnished to the Purchaser (i) the certificate of incorporation (or other charter or organizational document) and by-laws (or other governing document) of the Seller and each Subsidiary and all amendments thereto, as currently in effect, and (ii) the following: (a) true and correct copies of all contracts, agreements, and instruments referred to in Schedule 4.1(g); and (ii) true and correct copies of all leases and licenses referred to in Schedule 4.1(g). Neither the Seller, any Subsidiary, nor (to the Knowledge of the Seller) any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material term thereof; each such contract, agreement, instrument, lease, or license that is material to the business of the Seller is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms; and each such contract, agreement, instrument, lease or license that is not material to the business of the Seller is, to the Knowledge of the Seller, in full force and effect and is the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms. Each such financing or other arrangement or understanding is to the Knowledge of the Seller a valid and continuing arrangement or understanding; neither the Seller, any Subsidiary, nor any other party to any such arrangement or understanding has given notice of termination or to the Knowledge of the Seller taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Each of the Seller and each of the Subsidiaries enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Neither the Seller nor any Subsidiary is in violation or breach of, or in default with respect to, any term


of its certificate of incorporation (or other charter or organizational document) or by-laws (or other governing document). Neither the Seller nor any Subsidiary is a member of a customer or user organization or of a trade association.

     (h)  Employees.     (i)  Except as set forth on Schedule
4.1(h), neither the Seller nor any Subsidiary has, or contributes to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ( ERISA )), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits. The Seller has furnished to the Purchaser: (A) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in Schedule 4.1(h) (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; and (B) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan.

     (ii) All Accrued Liabilities (for contributions or otherwise) (as defined in this Section 4.1(h)(ii)) of the Seller or any Subsidiary as of the First Closing Date to each Employee Benefit Plan and with respect to each obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits have been paid or accrued for all periods ending prior to the date of the First Closing and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since the Last Balance Sheet Date has been disproportionately large compared to prior payments. For purposes of the preceding sentence, Accrued Liabilities shall include a pro rata contribution to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to and ends after the First Closing Date, and Accrued Liabilities for any portion of a plan year or other applicable period shall be determined by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the date of the First Closing in such year or period and the denominator of which is the number of days in such year or period, as the case may be.

     (iii) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Internal Revenue Code of 1986, as amended, or its predecessor statute (the Code ) for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of the Seller or of any Subsidiary and which could reasonably be expected to have a Material Adverse Effect. No Employee Benefit Plan or related trust of the Seller or any Subsidiary has any material liability of any nature, accrued or contingent, including without limitation liabilities for Taxes (other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Schedule 4.1(h)) which liabilities could reasonably be expected to have a Material Adverse Effect. There has been no violation by any Employee Benefit Plan of the Seller


or any Subsidiary which is a group health plan within the meaning of Section 162(i)(3) of the Code with the applicable requirements of Section 162(k) of the Code. Other than the health care continuation requirements of Section 162(k) of the Code, neither the Seller nor any Subsidiary has any obligation to provide post-retirement medical benefits or life insurance coverage to any current or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor to the Knowledge of the Seller) with respect to any Employee Benefit Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan, which could reasonably be expected to have a Material Adverse Effect. No Employee Benefit Plan or related trust and no such obligation or arrangement is in material violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, which violation or default could reasonably be expected to have a Material Adverse Effect nor to the Knowledge of the Seller is the Seller, any Subsidiary, any Employee Benefit Plan, or any related trust required to take any action in order to avoid violation or default. No event has occurred or is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA and which could reasonably be expected to have a Material Adverse Effect.

     (iv) Each Pension Plan maintained for the employees of the Seller or of any Subsidiary has been qualified, from its inception, under Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code. Each Pension Plan has been operated in accordance with its terms, except where the failure to so operate could not reasonably be expected to have a Material Adverse Effect. No investigation or review by the Internal Revenue Service is currently pending or (to the Knowledge of the Seller) is contemplated in which the Internal Revenue Service has asserted or may assert that any Pension Plan is not qualified under
Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. No assessment of any federal taxes has been made or (to the Knowledge of the Seller) is contemplated against the Seller, any Subsidiary, or any related trust of any Pension Plan and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code. Form 5500's have been timely filed with respect to all Pension Plans.

     (v) Neither the Seller nor any Subsidiary currently contributes to or since December 31, 1994 has effectuated either a complete or partial withdrawal from any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA or sponsored or otherwise maintained a Pension Plan subject to Title IV of ERISA.

     (vi) Schedule 4.1(f) contains a true and correct statement of the names, relationship with the Seller or any Subsidiary, current rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 1996 of each director, officer, or other employee of the Seller or of any Subsidiary whose aggregate compensation for the fiscal year ended December 31, 1996 exceeded $75,000 or whose aggregate compensation currently exceeds the rate of $75,000 per annum. Since February 1, 1997, neither the


Seller nor any Subsidiary has changed the rate of compensation of any of its directors, officers, or employees, nor has any Employee Benefit Plan or program been instituted or amended to increase benefits thereunder.

     (i) Questionable Payments. Neither the Seller, any Subsidiary, nor any director, officer, employee, or other person associated with the Seller or any Subsidiary when acting on behalf of the Seller or any Subsidiary, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Seller or any Subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     (j) Authority to Sell. The Seller has all requisite power and authority to execute, deliver, and perform this Agreement and each of the Operative Documents to which the Seller is a party. All necessary corporate proceedings of the Seller have been duly taken to authorize the execution, delivery, and performance of this Agreement and each of the Operative Documents to which the Seller is a party by the Seller. Each of this Agreement and each of the Operative Documents to which the Seller is a party has been duly authorized, executed, and delivered by the Seller, constitutes the legal, valid, and binding obligation of the Seller, and is enforceable against it in accordance with its terms. Except as set forth on Schedule 4.1(j), no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Seller or any Subsidiary for the execution, delivery, or performance of this Agreement or any of the other Operative Documents to which the Seller is a party by the Seller. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Seller or any Subsidiary is a party, or to which it or any of their respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement or any of the other Operative Documents to which the Seller is a party (except such consents referred to in Schedule 4.1(j)); and the execution, delivery, and performance of this Agreement and each of the Operative Documents to which the Seller is a party will not (if the consents referred to in Schedule 4.1(j) are obtained prior to the First Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any


party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement or any of the Operative Documents (if now executed) were executed under, or create any obligation on the part of the Seller or any Subsidiary that it was not paying or obligated to pay immediately before this Agreement or any of the Operative Documents (if now executed) were executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter or organizational document) or by-laws (or other governing document) of the Seller or any Subsidiary, or (if each of the conditions precedent set forth herein or in a schedule hereto are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Seller or any Subsidiary or to which it or any of its respective businesses, properties, or assets are subject. Upon their issuance pursuant hereto, the First Closing Shares will be validly authorized, validly issued, fully paid, and nonassessable and will not have been issued in violation of any preemptive right of stockholders, and the Purchaser will have good title to the First Closing Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts other than as set forth in the Operative Documents. Assuming the accuracy of the representations and warranties made by the Purchaser pursuant to
Article V, the issuance of the First Closing Shares to the Purchaser hereunder will be exempt from registration under the Securities Act and will comply with the state securities laws of the State of Alabama.

     (k) Intellectual Property Rights. Neither the Seller nor any Subsidiary owns any patents, patent applications and registrations, trademarks, trademark applications and registrations, copyright applications and registrations, trade names or industrial designs. The Seller and the Subsidiaries license computer software as listed on Schedule 4.1(k), and to the Knowledge of the Seller neither the Seller nor any of the Subsidiaries is in violation of any of such licenses. The Seller and the Subsidiaries own computer software as listed on Schedule 4.1(k), and the conduct of the business of the Seller and the Subsidiaries and the use of such software does not infringe upon, and neither the Seller nor any Subsidiary has received any notice, complaint, threat, or claim alleging infringement of, any patent, trademark, trade name, copyright, industrial design, trade secret, or any other intellectual property right or proprietary right of any Person.

     (l) Insurance. The Seller and the Subsidiaries are the respective owners of the insurance policies set forth on Schedule 4.1(l), which policies provide adequate coverage to insure the assets, properties, and businesses of the Seller and the Subsidiaries against such risks and in such amounts as are prudent and customary for companies similar to the Seller and the Subsidiaries, and all of such policies are in full force and effect.

     (m)  Related Party Transactions.  Except as set forth on
Schedule 4.1(m), neither the Seller nor any Subsidiary is directly a party to any oral or written contract, agreement, lease, or arrangement with, or commitment to, any Related Party


(as defined below). Except as set forth on Schedule 4.1(m), no Related Party directly or indirectly owns or controls any assets or properties used in the business of the Seller or any Subsidiary, and no Related Party, directly or indirectly, engages in or has any significant interest in any business which is a competitor, customer, or supplier of the Seller or any Subsidiary. As used herein, the term "Related Party" means, collectively, (A) any Person which, to the Knowledge of the Seller, owns 5% or more of any class of the outstanding securities of the Seller or any Subsidiary, (B) any director, officer, or employee of the Seller or any Subsidiary, or (C) any Person in which any director or officer of the Seller or any Subsidiary or any Person referred to in clause (A) above is a partner or member, or holds a 5% or more equity interest.

     (n)  Environmental Conditions.  To the Knowledge of the
Seller:

          (i) There is no existing or pending Environmental Law (as hereinafter defined) with a future compliance date that will require operational changes, business practice modifications, or capital expenditures at any Real Property or Real Property Improvements;

          (ii) All hazardous substances and solid waste on, in, or under any Real Property or Real Property Improvements, wherever located, have been properly removed and disposed of, and no past or current disposal, discharge, spill, or other release of, or treatment, transportation, or other handling of hazardous materials or solid waste on, in or under any Real Property or Real Property Improvements, will subject the Seller or any Subsidiary to corrective or compliance action or any other liability; and



          (iii) There are no currently pending or overtly threatened legal action or administrative proceedings or orders, judgments, decrees, or rulings against or involving the Seller or any Subsidiary relating to any alleged past or ongoing violation of any Environmental Law, nor is the Seller or any Subsidiary subject to any liability for any such past or ongoing violation.

     As used herein, "Environmental Law" means any federal, state, local, or municipal statute, rule, regulation, or ordinance ("Law") relating to health, safety, or the environment, including, without limitation, any Law relating to the manufacture, generation, processing, distribution, application, use, treatment, transport or handling, storage of, or emissions, discharges, releases, or threatened releases into the environment of, pollutants, contaminants, hazardous substances, petroleum products, chemicals or industrial waste, other solids, liquids, gases, or wastes, heat, light, noise, radiation, electro-magnetic fields and other forms of matter and energy of every kind and nature and the proper containment and disposal of the same.

     (o) Disclosure. Neither this Agreement or any of the Operative Documents, nor any other written document, description, certificate, or statement furnished to the Purchaser by or on behalf of the Seller pursuant hereto or thereto, contains or will contain any untrue statement of a material fact, or omits or will


omit to state a material fact, necessary to make the statements contained herein and therein not misleading in light of the circumstances under which they have been or will be made.

     (p) Brokerage Fees. Neither the Seller nor any Subsidiary has created any liability of any Person for any brokerage or finders fee in connection with the transactions contemplated by this Agreement.

     SECTION 4.2.   Second Closing, Third Closing and Option
Representations and Warranties.

     (a) Not later than three (3) business days before each Closing (other than the First Closing), the Seller shall deliver to the Purchaser a written document (a "Seller Disclosure Schedule") containing such qualifications and other revisions to its representations and warranties set forth in Section 4.1 (excluding the representations and warranties set forth in the first three sentences of Section 4.1(j)) and to the schedules attached hereto and referenced in Section 4.1 (such representations and warranties and such schedules being collectively referred to herein as the "Original Schedules") as may be necessary to make the representations and warranties made by the Seller in Section 4.1 true and correct, as of the date of such delivery, and specifying the representations and warranties so qualified or revised. The Seller shall have the right to so deliver a revised Seller Disclosure Schedule to the Purchaser prior to each Closing prior to the consummation of the transactions relating thereto (provided that the revisions reflected therein shall be limited solely to those which occurred or of which the Seller first became aware after the delivery of the Seller Disclosure Schedule that it revises), which shall then be deemed to be substituted in lieu of the previously delivered Seller Disclosure Schedule that it revises. Each Seller Disclosure Schedule delivered to the Purchaser hereunder shall cumulatively contain all qualifications and revisions to the Original Schedules, regardless of whether such qualifications and revisions, or any of them, were included in any previously delivered Seller Disclosure Schedule. If the Seller fails to prepare and deliver any Seller Disclosure Schedule as provided above, then the Seller shall be deemed to have irrevocably adopted the Original Schedules as such Seller Disclosure Schedule; provided, however, that if one or more Closings (other than the First Closing, but including Option Closings) have then previously been consummated, the Seller shall be deemed to have irrevocably adopted the Seller Disclosure Schedule duly delivered by the Seller in connection with the then most recently consummated Closing or Option Closing, as the case may be.

     (b) At each Closing, the Seller shall be deemed to represent, warrant and covenant to the Purchaser that the representations and warranties made by the Seller in Section 4.1 with respect to the First Closing are, subject only to the qualifications and other revisions set forth in the Seller Disclosure Schedule applicable to such Closing, true and correct as of the date of such Closing. For the foregoing purposes, (i)


the term "Financial Statements" (when used in this Agreement) shall be deemed to refer to all financial statements of the Seller theretofore furnished to the Purchaser pursuant to Section 6.1, in addition to all those described in the Original Schedules, (ii) the term "Reference Date" (whenever used in this Agreement) shall be deemed to refer to the date specified therein or, if more recent, to the date of the most recent unaudited balance sheet of the Seller furnished to the Purchaser pursuant to Section 6.1, (iii) the terms "First Closing" and "First Closing Date", wherever used in Section 4.1, shall be deemed to refer to related Second Closing or Second Closing Date, respectively, or the Third Closing or the Third Closing Date, respectively, and (iv) the term "First Closing Shares," whenever used in Section 4.1, shall be deemed to refer to the Seller Common Stock to be delivered at the related Second Closing or the Third Closing Shares, as the case may be.

     (c) Not later than three (3) business days before each Closing (other than the First Closing), the Purchaser shall deliver to the Seller a written document (a "Purchaser Disclosure Schedule") containing such qualifications and other revisions to the representations and warranties set forth in Article V (excluding the representations, warranties, and covenants made by the Purchaser in Sections 5.2 and 5.3) as may be necessary to make the representations and warranties made by the Purchaser in
Article V true and correct, as of the date of such delivery, and specifying the representations and warranties so qualified or revised. The Purchaser shall have the right to so deliver a revised Purchaser Disclosure Schedule to the Seller prior to each Closing prior to the consummation of the transactions relating thereto (provided that the revisions reflected therein shall be limited solely to those which occurred or of which the Purchaser first became aware after the delivery of the Purchaser Disclosure Schedule that it revises), which shall then be deemed to be substituted in lieu of the previously delivered Purchaser Disclosure Schedule that it revises. Each Purchaser Disclosure Schedule delivered to the Seller hereunder shall cumulatively contain all such qualifications and revisions to Article V, regardless of whether such qualifications and revisions, or any of them, were included in any previously delivered Purchaser Disclosure Schedule. If the Purchaser fails to prepare and deliver any Purchaser Disclosure Schedule as provided above, then the Purchaser shall be deemed to have irrevocably adopted Article V as such Purchaser Disclosure Schedule; provided, however, that if one or more Closings (other than the First Closing) have then previously been consummated, the Purchaser shall be deemed to have irrevocably adopted the Purchaser Disclosure Schedule duly delivered by the Purchaser in connection with the then most recently consummated Closing or Option Closing, as the case may be. In addition to the other conditions precedent provided herein, the obligation of the Seller to consummate any Closing shall be conditioned on the contents of the related Purchaser Disclosure Schedule pertaining thereto not disclosing any occurrence that is reasonably likely to have a material adverse effect upon the legality or the enforceability of any Operative Document against the Purchaser.

     (d) At each Closing, the Purchaser shall be deemed to represent, warrant and covenant to the Seller that the representations and warranties made by the Purchaser in Article V with respect to the First Closing are, subject only to the qualifications and other revisions set forth in the Purchaser Disclosure Schedule applicable to such Closing, true and correct


as of the date of such Closing. For such purposes, the term "First Closing" wherever used in Article V, shall be deemed to refer to the related Second Closing or the Third Closing, as appropriate, and the term "First Closing Shares," whenever used in Article V, shall be deemed to refer to the Seller Common Stock to be delivered at the related Second Closing or the Third Closing Shares, as the case may be.

                            ARTICLE V

         Representations and Warranties of the Purchaser

     The Purchaser represents and warrants to the Seller as of each of the Closings as follows:

     SECTION 5.1. Organization. The Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Georgia, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and to own securities issued by the Company as herein contemplated. Each of the Purchaser, the Manager, and each member of the Purchaser that is an affiliate of the Manager is either duly organized, validly existing, and in good standing in the State of Alabama or is duly qualified to do business and is in good standing in the State of Alabama, as the case may be.

     SECTION 5.2. Authority to Buy. The Purchaser has all requisite power and authority to execute, deliver, and perform this Agreement and each of the other Operative Documents to which it is or is to be a party. All necessary proceedings of the Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement and each of the other Operative Documents to which the Purchaser is or is to be a party by the Purchaser. This Agreement and each of the Operative Documents to which the Purchaser is a party has been duly authorized, executed, and delivered by the Purchaser, is the legal, valid, and binding obligation of the Purchaser, and is enforceable against the Purchaser in accordance with its terms.

     SECTION 5.3. Non-Distributive Intent. The Purchaser is an "accredited investor" (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act")). The Purchaser is acquiring the securities to be acquired by it at such Closing for its own account (and not for the account of others) for investment and not with a view to the resale or other distribution thereof. The Purchaser will not sell or otherwise dispose of such securities (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing such securities may contain a legend to the foregoing effect and all legends necessary or desirable, in the judgment of the Purchaser, pursuant to any applicable state securities law, rule, or regulation. By virtue of its position, the Purchaser has access to the kind of financial and other information about the Seller as would be contained in a registration statement filed under the Securities Act. The



Purchaser understands that it may not sell or otherwise dispose of such Shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

     SECTION 5.4. Investment Company. The Purchaser is not subject to regulation as an investment company under the Investment Company Act of 1940, as amended.

     SECTION 5.5. Compliance with Laws. The Purchaser is in compliance in all material respects with all applicable federal and state securities laws, rules, and regulations, including, without limitation, the Exchange Act and the Investment Advisors Act of 1940, as amended.

     SECTION 5.6. Broker Fees. Neither the Purchaser nor any of its subsidiaries or parents has created any liability of any Person for any brokerage or finders fee in connection with the transactions contemplated by this Agreement.

                            ARTICLE VI

                     Covenants of the Seller

          The Seller covenants to the Purchaser as follows:

     SECTION 6.1.   Furnish Future Information.  After the First
Closing, the Seller shall deliver to the Purchaser the following so long as the Purchaser owns any of the Shares:

     (a) within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Seller, a consolidated balance sheet of the Seller and its consolidated subsidiaries as at the end of such period, and a consolidated statement of income, consolidated statement of retained earnings, and consolidated statement of cash flows of Seller and its consolidated subsidiaries for such period, in each case prepared from the books and records of the Seller and its consolidated subsidiaries in accordance with GAAP consistently applied throughout the periods involved except as permitted by GAAP or, with respect to financial statement footnotes, by the applicable rules and regulations of the Commission , setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail, subject to changes resulting from year-end audit adjustments;

     (b) within 90 days after the end of each fiscal year of the Seller, a consolidated balance sheet of the Seller and its consolidated subsidiaries as at the end of such year, and a consolidated statement of income, consolidated statement of retained earnings, and consolidated statement of cash flows of


the Seller and its consolidated subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, such consolidated financial statements to be audited by and to be accompanied by an opinion of the Seller's independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

     (c) promptly upon their becoming available, copies of all financial statements, reports, notices, and proxy statements sent by the Seller to its stockholders, all regular and periodic reports filed by the Seller with any securities exchange or with the Commission, and all press releases; and

     (d) with reasonable promptness, such other material and public or nonmaterial information and data with respect to the Seller or any of its Subsidiaries as from time to time may be requested by the Purchaser.

     SECTION 6.2. Board Representation. Effective as of the First Closing Date, the Board of Directors of the Seller will appoint Michael D. Luce and Raymond A. Harbert to the Board of Directors of the Seller, each to fill an existing vacancy on the Seller's Board of Directors until the next Annual Meeting of the Stockholders of the Seller or until their earlier resignation, retirement, or death. Until the first to occur of (i) the passage of five calendar years after the First Closing Date, (ii) the date (if any) on which the Purchaser and all Persons controlling, controlled by, or under common control with the Purchaser no longer collectively own at least five percent of the outstanding Seller Common Stock, and (iii) the occurrence of a Purchaser Breach (as hereinafter defined) (the "Corporate Governance Period"), the Seller shall nominate two individuals designated by the Purchaser for election to the Seller's Board of Directors; provided, however, that notwithstanding the foregoing, the Purchaser agrees that the Board of Directors of the Seller shall not be required to so nominate any individual designated by the Purchaser (a) with respect to whom disclosure would have to be made in any report or proxy material required to be filed with the Commission pursuant to the Exchange Act that was subject, directly or indirectly, to the disclosure requirements of either
Item 401(f) of Regulation S-K, Item 401(d) of Regulation S-B, or any successor provision of any of the foregoing, in compliance with Item 401(f) of Regulation S-K, Item 401(d) of Regulation S-B, or any successor provision of any of the foregoing, or (b) who does not agree in writing to such nomination and to serve as a Director of the Seller if elected as such by the stockholders of the Seller. In addition, during the Corporate Governance Period, the Seller will appoint one designee of the Purchaser to the Advisory Committee to the Seller's Board of Directors; provided, however, that notwithstanding the foregoing, the Purchaser agrees that the Seller shall not be required to so appoint any individual designated by the Purchaser with respect to whom, if a Director of the Seller, disclosure would have to be made in any report or proxy material required to be filed with the Commission pursuant to the Exchange Act that was subject, directly or indirectly, to the disclosure requirements of either Item 401(f) of Regulation S-K, Item 401(d) of Regulation S-B, or any

successor provision of any of the foregoing, in compliance with
Item 401(f) of Regulation S-K, Item 401(d) of Regulation S-B, or any successor provision of any of the foregoing. Notwithstanding any provision of this Agreement to the contrary, however, in the event that neither a Second Closing nor a Third Closing occurs hereunder, then the Seller shall only be required pursuant to this Section 6.2 to nominate one such individual designated by the Purchaser for election to the Seller's Board of Directors for the remainder, if any, of the Corporate Governance Period.

     SECTION 6.3. Corporate Governance. As soon as practicable after the First Closing Date and throughout the Corporate Governance Period, the Board of Directors of the Seller will create, appoint, and maintain a Compensation and Employee Benefit Plan Committee of the Board of Directors that will be comprised exclusively of Directors of the Seller who are not officers of the Seller. The Seller agrees that, during the Corporate Governance Period, such Compensation and Employee Benefit Plan Committee shall have the right to approve, by majority vote, the compensation of the Chief Executive Officer and the Chief Operating Officer of the Seller and to approve or disapprove, by majority vote, all material transactions between the Seller and one or more of its employees or affiliates. During the Corporate Governance Period, the Seller agrees to continue to appoint one Director of the Seller nominated by the Purchaser to such Compensation and Employee Benefit Plan Committee.

     SECTION 6.4. Reasonable Best Efforts. Each of the Seller and the Purchaser agrees to cooperate and to use its reasonable best efforts to cause the conditions precedent to all Closings to be satisfied in a timely manner except for Section 3.3(a), with respect to which the parties agree to act in good faith. Without limiting the generality of the foregoing, the Seller shall use its reasonable best efforts to obtain the Fairness Opinion and, in the event of the termination or revocation of the Fairness Opinion, to obtain a substitute fairness opinion as soon as reasonably practicable.

     SECTION 6.5. Reservation of Authorized Shares. From the date hereof through the last to occur of the Closings hereunder, the Seller shall continuously hold in reserve sufficient shares of Seller Common Stock to consummate each of the Closings contemplated hereunder.

     SECTION 6.6. Anti-Dilution. From the date hereof through the date that is five business days after any Closing could occur hereunder, if at any time the Seller issues or sells (a "Dilution Event") any shares of Seller Common Stock or any other class of voting common stock issued by the Seller for per share consideration of less than the average per share consideration theretofore paid by the Purchaser for Seller Common Stock hereunder (such consideration, from time to time, being referred to herein as the "Dilution Share Price"), or if applicable, the Dilution Share Price then deemed to have been paid by the Purchaser for Seller Common Stock hereunder, in each case other than with respect to an employee stock option plan for employees of the Seller and its subsidiaries or pursuant to obligations, contracts, or other arrangements existing on the date hereof, then simultaneously with such Dilution Event the Seller shall issue to the Purchaser, without additional consideration payable therefor, the number of additional shares of Seller Common Stock that the Purchaser would have received in connection with Closings consummated on or before the date of the Dilution Event


("Previous Closings") had the purchase price per share of Seller Common Stock payable by the Purchaser at such Previous Closings been equal to the Dilution Share Price, and shall issue and deliver to the Purchaser a certificate registered in the name of the Purchaser for such additional shares (whereupon, for purposes of the subsequent application of this Section 6.6, the purchase price paid by the Purchaser for shares at Previous Closings will be deemed to be such Dilution Share Price until the occurrence of another Dilution Event, if any). Notwithstanding anything to the contrary herein, the purchase price payable by the Purchaser at all Closings subsequent to any Dilution Event shall be equal to the then-current Dilution Share Price.

                           ARTICLE VII

                    Covenants of the Purchaser

          The Purchaser covenants to the Seller as follows:

     SECTION 7.1.   Compliance with Securities Laws.  The
Purchaser agrees to make all filings required to be made by it under the Exchange Act with respect to its holdings of securities issued by the Seller on a timely basis.

     SECTION 7.2. Director Filings. The Purchaser agrees to cause its nominees for election as Directors of the Seller to file all filings required to be made by it under the Exchange Act with respect to their holdings of securities issued by the Seller on a timely basis.

     SECTION 7.3. Change of Residence and Principal Executive Office. The Purchaser agrees to promptly notify the Seller of any change in the state of its residence or any change in the state that its principal executive office is located or any change in its Manager.

                           ARTICLE VIII

                 Repurchase Rights of the Seller


     Upon and for a period of ninety days after the occurrence of a Purchaser Breach (as hereinafter defined), the Seller shall have the right (but not the obligation), upon ten business day's prior written notice to the Purchaser, to elect to repurchase the securities heretofore purchased by the Purchaser hereunder, as adjusted for subsequent changes in such securities, at a price

equal to the price actually paid by the Purchaser for such securities. The closing of such repurchase shall take place at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., Atlanta, Georgia 30309-4130, at
11:00 A.M., local time, on the tenth business day after such notice is sent to the Purchaser by the Seller. Such closing may occur at such different place, such different time, or such different date or a combination thereof as the Purchaser and the Seller may agree in writing. At such closing:

     (a) The Purchaser shall deliver to the Seller certificates for such securities, duly endorsed for transfer to the Seller, with signatures guaranteed by a commercial bank located in Birmingham, Alabama, and with all applicable stamp taxes paid; and

     (b) As consideration for such securities, the Seller shall deliver at such closing to the Purchaser a sum equal to the purchase price for such securities, in cash, by certified check, or by wire transfer of immediately available funds to an account designated in writing by the Purchaser.

     As used herein, "Purchaser Breach" shall mean either:

     (i) each of the applicable conditions precedent to the Purchaser's obligation to consummate the transactions to be consummated hereunder at a Second Closing set forth in Sections 2.3(a) (if applicable), (b), (d), (e), (f), (g), (h), (i), and
(j) are satisfied, assuming that the Purchaser's representations and warranties, and covenants set forth in Sections 5.3 and 5.4 are then true and satisfied, but the Second Closing does not otherwise occur due to either:

          (A) the failure to satisfy a condition precedent to the Seller's obligation to consummate the transactions to be consummated hereunder at the Second Closing pursuant to Sections
2.4(a) or (c); or

          (B) the Purchaser's breach or anticipatory breach of its obligation to pay consideration for securities issued by the Seller under circumstances where the Seller could satisfy the condition precedent set forth in Section 2.3(c) were such payment so made;

OR

     (ii) each of the applicable conditions precedent to the Purchaser's obligation to consummate the transactions to be consummated hereunder at the Third Closing set forth in Sections 3.3(a) (if applicable), (b), (d), (e), (f), (g), (h), (i), and
(j) are satisfied, assuming that the Purchaser's representation and warranty set forth in Sections 5.3 and 5.4 are then true, but the Third Closing does not otherwise occur due to either:


          (A) the failure to satisfy a condition precedent to the Seller's obligation to consummate the transactions to be consummated hereunder at the Third Closing pursuant to Sections
3.4 (a) or (c); or

          (B) the Purchaser's breach or anticipatory breach of its obligation to pay consideration for securities issued by the Seller under circumstances where the Seller could satisfy the conditions precedent set forth in Section 3.3(c) were the related payment so made.

     The parties agree that the provisions of this Article VIII are a bargained-for exchange, negotiated at arm's-length in advance of any event that could cause the provisions of this
Article VIII to be utilized. Accordingly, the Purchaser hereby irrevocably waives any rights or remedies that it may have, under the Securities Act or otherwise, relating in any manner to any disclosure, or the absence thereof, made to the Purchaser by the Seller relating to the affairs of the Seller in connection with the purchase and sale of securities contemplated by this
Article VIII.

                            ARTICLE IX

                         Indemnification

     SECTION 9.1. Indemnification by the Seller. The Seller hereby agrees to defend, indemnify and hold harmless the Purchaser, its affiliates, subsidiaries, and parent entities, and their respective past, current, and future officers, directors, employees, counsel, agents, and equity holders, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (the "Purchaser Indemnitees"), from and against any and all losses, liabilities, damages, costs and expenses whatsoever (including but not limited to reasonable attorneys' fees of one counsel and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any claims whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any material misrepresentation or breach of any warranty made by the Seller contained in any Operative Document. The foregoing agreement to indemnify shall be in addition to any liability the Seller may otherwise have, including without limitation liabilities arising out of any Operative Document.

     SECTION 9.2. Indemnification by the Purchaser. The Purchaser hereby agrees to defend, indemnify and hold harmless the Seller, its subsidiaries and affiliates, and their respective past, current, and future officers, directors, employees, counsel, agents, and equity holders, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (the "Seller Indemnitees"), from and against any and all losses, liabilities, damages, costs and expenses whatsoever (including but not limited to reasonable attorneys' fees of one counsel and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation,

commenced or threatened, or any claim whatsoever, and any claims whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any material misrepresentation or breach of any warranty made by the Purchaser contained in any Operative Document. The foregoing agreement to indemnify shall be in addition to any liability the Purchaser may otherwise have, including without limitation liabilities arising out of any Operative Document.

     SECTION 9.3. Method of Asserting Claims. In the event that any claim or demand for which the Seller could be liable to a Purchaser Indemnitee hereunder is asserted or sought to be collected from a Purchaser Indemnitee by a third party, the Purchaser Indemnitee shall promptly notify the Seller in writing of such claim or demand, specifying the nature of such claim or demand and the amount or estimated amount thereof to the extent then feasible, which estimate shall not be conclusive of the final amount of such claim and demand (the "Claim Notice"). The Seller shall have 20 days from the date that such Claim Notice is made hereunder (the "Notice Period") to notify the Purchaser Indemnitee in writing (A) whether or not it disputes its liability to the Purchaser Indemnitee hereunder with respect to such claim or demand, and (B) notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend the Purchaser Indemnitee against such claim or demand.

     (a) If the Seller disputes its liability with respect to such claim or demand or the amount thereof (whether or not the Seller desires to defend the Purchaser Indemnitee against such claim or demand as provided in subsections (b) and (c) below), such dispute shall be resolved in compliance with Section 9.5. Pending the resolution of any dispute by the Seller of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Purchaser Indemnitee.

     (b) In the event that the Seller notifies the Purchaser Indemnitee within the Notice Period that it desires to defend the Purchaser Indemnitee against such claim or demand then, except as hereinafter provided, the Seller shall have the right to defend the Purchaser Indemnitee by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion in such a manner as to avoid any risk of the Purchaser Indemnitee becoming subject to liability for any other matter; provided, however, that the Seller shall not, without the prior written consent of the Purchaser Indemnitee, consent to the entry of any judgment against the Purchaser Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Purchaser Indemnitee of a release, in form and substance satisfactory to the Purchaser Indemnitee, from all liability or obligations in respect of such claim or litigation. If the Purchaser Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense through counsel of its choice. If, in the

reasonable opinion of the Purchaser Indemnitee, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties, or prospects of the Purchaser Indemnitee, then the Purchaser Indemnitee shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Seller hereunder; provided, however, that the Purchaser Indemnitee shall not settle any such claim or demand without the prior written consent of the Seller, which consent shall not be unreasonably delayed or withheld. If the Purchaser Indemnitee should elect to exercise such right, the Seller shall have the right to participate in, but not control, the defense or settlement of such claim or demand at its sole cost and expense.

     (c) (i) If the Seller elects not to defend the Purchaser Indemnitee against such claim or demand, whether by not giving the Purchaser Indemnitee timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same may be defended by the Seller or by the Purchaser Indemnitee (but the Purchaser Indemnitee shall not have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Seller hereunder unless the Seller has disputed its liability to the Purchaser Indemnitee as provided in subsection (a) above, in which case such dispute shall be resolved as provided in Section 9.5.

          (ii) In the event that a Purchaser Indemnitee should have a claim or demand against the Seller that does not involve a claim or demand being asserted or sought to be collected from it by a third party, the Purchaser Indemnitee shall promptly send a Claim Notice with respect to such claim to the Seller. If the Seller disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with
Section 9.5; if the Seller does not notify the Purchaser Indemnitee within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Seller hereunder.

     (d) All claims for indemnification by a Seller Indemnitee hereunder shall be asserted and resolved utilizing the procedures set forth above, substituting in the appropriate place "Seller Indemnitee" for "Purchaser Indemnitee" and variations thereof and "Purchaser" for "Seller."

     SECTION 9.4. Payment. Upon the determination of the liability under Section 9.1, 9.2, or 9.3, the appropriate party shall pay to the other, as the case may be, within 10 days after such determination, the amount of any claim for indemnification made hereunder. In the event that the indemnified party is not paid in full for any such claim pursuant to the foregoing provisions promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have

against any other person or entity, to setoff the unpaid amount of any such claim against any amounts owed by it under any of the Operative Documents. Upon the payment in full of any claim, either by setoff or otherwise, the entity making payment shall be subrogated to the rights of the indemnified party against any person or entity with respect to the subject matter of such claim.

     SECTION 9.5.   Arbitration.

     (a) Subject to Sections 9.5(b) and 9.6, all disputes under this Article IX shall be settled by arbitration in Atlanta, Georgia before a single arbitrator pursuant to the rules of the American Arbitration Association (the "Rules"). Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 9.5. The arbitrator shall be selected by the agreement of the Seller and the Purchaser, but if they do not so agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to the Rules from the panel of arbitrators maintained by the Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding, and there shall be no right of appeal therefrom. Each party shall pay its own expense of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any party to the arbitration has raised a frivolous claim, defense, or objection, then the arbitrator may assess, as a part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) against the party raising such frivolous claim, defense, or objection.

     (b) Subject to Section 10.11, to the extent that arbitration may not be legally permitted hereunder or the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of appropriate jurisdiction to resolve disputes hereunder. None of the provisions of this Section 9.5 shall prevent the parties from settling any dispute by mutual agreement at any time.

     SECTION 9.6. Other Rights and Remedies Not Affected. The indemnification rights of the parties hereunder are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission, or restitution, none of which rights or remedies shall be affected or diminished hereby.


                            ARTICLE X

                          Miscellaneous

     SECTION 10.1. Further Actions. At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     SECTION 10.2. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement may not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

     SECTION 10.3. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the First Closing and any delivery of any purchase price by the Purchaser, irrespective of any investigation made by or on behalf of any party, as follows:

     (a) the representations and warranties of the Seller relating to Taxes, ERISA, the Foreign Corrupt Practices Act, and environmental laws, rules and regulations shall survive until the expiration of the applicable statute of limitation;

     (b) all other representations and warranties contained herein shall survive the Closing when made for a period of two
(2) calendar years after such Closing; and

     (c) all other provisions of the Operative Documents shall survive until the expiration of the applicable statute of limitations.

     SECTION 10.4. Modification. This Agreement and the Exhibits and Schedules hereto and the other Operative Documents set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party (except as otherwise provided in Section 10.5).

     SECTION 10.5. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (in which case it shall be deemed to be given five days after mailing) or by Federal Express, Express Mail, or similar overnight delivery or courier service (in which case it will be deemed to be given upon actual receipt by the recipient) or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished

in writing in accordance with the provisions of this Section
10.5):

          If to the Purchaser:

               Harbert Equity Fund I, L.L.C.
               One Riverchase Parkway South
               Birmingham, Alabama 35244
               Attn:     Mr. Michael Luce
               Fax: 205-987-5505

          With a copy to:

               Kilpatrick Stockton LLP
               1100 Peachtree Street, N.E.
               Atlanta, Georgia 30309-4530
               Attn:     Joel B. Piassick, Esq.
               Fax: 404-815-6555

          If to the Seller:

               Crown NorthCorp, Inc.
               1251 Dublin Road
               Columbus, Ohio 43215
               Attn:     Mr. Ronald E. Roark
                    Stephen W. Brown, Esq.
               Fax: 614-488-9780

          With a copy to:

               Powell, Goldstein, Frazer & Murphy LLP
               191 Peachtree Street, N.E.
               Atlanta, Georgia 30303
               Attn:     Jonathan R. Shils, Esq.
               Fax: 404-572-6999


     SECTION 10.6. Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist


upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     SECTION 10.7. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser, and their respective successors and assigns, and shall inure to the benefit of each Purchaser Indemnitee, Seller Indemnitee, and their respective successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

     SECTION 10.8. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement
(except as provided in Section 10.7).

     SECTION 10.9. Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     SECTION 10.10. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     SECTION 10.11. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws. Except as contemplated by Section 9.5(a), any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought only in a United States District Court located in the State of Georgia and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     SECTION 10.12. Assignments. This Agreement may be assigned by operation of law without the consent of any party hereto. This Agreement may not otherwise be assigned by any party hereto without the prior written consent of the other party hereto, which consent shall not be unreasonably delayed or withheld.




         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                              HARBERT EQUITY FUND I, L.L.C.
                              By:  Harbert Management Corporation,
                                   Manager

[SEAL]
                              By:____________________________
                              Name:
                              Title:


                              CROWN NORTHCORP, INC.


[SEAL]
                              By:____________________________
                              Name:
                              Title:




                           EXHIBIT A

          SELLER'S OFFICER'S CERTIFICATE - FIRST CLOSING

     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in that certain Stock Purchase Agreement, dated as of February __, 1997, between and among Harbert Equity Fund I, L.L.C. and Crown NorthCorp, Inc. (the "Stock Purchase Agreement").

     The undersigned, being the Chairman of the Board and Chief
Executive Officer of CROWN NORTHCORP, INC., a Delaware corporation (the "Seller"), DOES HEREBY CERTIFY, in the name and on behalf of the Company, as follows:

1. All representations and warranties of the Seller contained in Section 4.1 of the Stock Purchase Agreement are true and correct as of the date hereof.

2. As of the date hereof, the Seller has performed and complied with all covenants and agreements, and satisfied all conditions required to be performed and complied with, by the Seller at or before the date hereof by the Stock Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has set his hand hereunto, in the name and on behalf of the Company, as of March
__, 1997.

                         CROWN NORTHCORP, INC.


                         By:       _____________________________
                             Ronald E. Roark
                             Chairman of the Board and
                             Chief Executive Officer

                           EXHIBIT B

                   OPINION OF SELLER'S COUNSEL

                           EXHIBIT C

        PURCHASER'S OFFICER'S CERTIFICATE - FIRST CLOSING

     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in that certain Stock Purchase Agreement, dated as of March __, 1997, between and among Harbert Equity Fund I, L.L.P. and Crown NorthCorp, Inc. (the "Stock Purchase Agreement").

     The undersigned, being the ____________ of HARBERT
MANAGEMENT CORPORATION, an Alabama corporation that is the Manager of HARBERT EQUITY FUND I, L.L.C., a Georgia limited liability company (the "Purchaser"), DOES HEREBY CERTIFY, in the name and on behalf of the Purchaser, as follows:

1. As of the date hereof, all representations and warranties of the Purchaser contained in Article V of the Stock Purchase
Agreement are true and correct with respect to the First Closing and the First Closing Shares as of the date hereof.

2. As of the date hereof, the Purchaser has performed and complied with all covenants and agreements, and satisfied all conditions required to be performed and complied with, by the Purchaser at or before the date hereof by the Stock Purchase Agreement.

3. The Purchaser is an "accredited investor," as defined in Rule 501(a) under the Securities Act, because it is an entity in which all of the owners are "accredited investors."

4. The Purchaser is purchasing the First Closing Shares for its own account, for investment purposes only, and without a view toward the resale or distribution thereof.

5. The Purchaser's chief executive office and principal place of business is located in the State of Alabama.

6. The Seller has made available to the Purchaser a reasonable time before the First Closing the opportunity to ask questions of and receive answers concerning the Seller and the terms and conditions of the transaction to be consummated at the First Closing.

     IN WITNESS WHEREOF, the undersigned has set his hand hereunto, in the name and on behalf of the Company, as of March
__, 1997.

                         HARBERT EQUITY FUND I, L.L.C.
                         By:  Harbert Management Corporation,
                              Manager


                         By:       _____________________________
                         Name:
                         Title:





                           EXHIBIT D

                  OPINION OF PURCHASER'S COUNSEL

                           EXHIBIT E

                         ESCROW AGREEMENT







                           EXHIBIT F

                       ACQUISITION CRITERIA

                           EXHIBIT G

         SELLER'S OFFICER'S CERTIFICATE - SECOND CLOSING

     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in that certain Stock Purchase Agreement, dated as of February __, 1997, between and among Harbert Equity Fund I, L.L.C. and Crown NorthCorp, Inc. (the "Stock Purchase Agreement").

     The undersigned, being the _________________________ of
CROWN NORTHCORP, INC., a Delaware corporation (the "Seller"),
DOES HEREBY CERTIFY, in the name and on behalf of the Company, as follows:

1. All representations and warranties of the Seller contained in Section 4.1 of the Stock Purchase Agreement, as qualified and revised by the attached Seller Disclosure Schedule, are true and correct as of the date hereof.

2. As of the date hereof, the Seller has performed and complied with all covenants and agreements, and satisfied all conditions required to be performed and complied with, by the Seller at or before the date hereof by the Stock Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has set his hand hereunto, in the name and on behalf of the Company, as of _____________ __, 199_.

                         CROWN NORTHCORP, INC.



                         By:_____________________________
                         Name:
                         Title:

                           EXHIBIT H

        PURCHASER'S OFFICER'S CERTIFICATE - SECOND CLOSING

     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in that certain Stock Purchase Agreement, dated as of February __, 1997, between and among Harbert Equity Fund I, L.L.C. and Crown NorthCorp, Inc. (the "Stock Purchase Agreement").

     The undersigned, being the ____________ of HARBERT
MANAGEMENT CORPORATION, an Alabama corporation that is the Manager of HARBERT EQUITY FUND I, L.L.C., a Georgia limited liability company (the "Purchaser"), DOES HEREBY CERTIFY, in the name and on behalf of the Purchaser, as follows:

1. As of the date hereof, all representations and warranties of the Purchaser contained in Article V of the Stock Purchase Agreement, as qualified and revised by the attached Purchaser Disclosure Schedule, are true and correct with respect to the related Second Closing and the related Second Closing Shares as of the date hereof.

2. As of the date hereof, the Purchaser has performed and complied with all covenants and agreements, and satisfied all conditions required to be performed and complied with, by the Purchaser at or before the date hereof by the Stock Purchase Agreement.

3. The Purchaser is an "accredited investor," as defined in Rule 501(a) under the Securities Act, because it is an entity in which all of the owners are "accredited investors."

4. The Purchaser is purchasing the Second Closing Shares for its own account, for investment purposes only, and without a view toward the resale or distribution thereof.

5. The Purchaser's chief executive office and principal place of business is located in the State of Alabama.

6. The Seller has made available to the Purchaser a reasonable time before the First Closing the opportunity to ask questions of and receive answers concerning the Seller and the terms and conditions of the transaction to be consummated at the related Second Closing.

     IN WITNESS WHEREOF, the undersigned has set his hand hereunto, in the name and on behalf of the Company, as of _____________ __, 199_.

                         HARBERT EQUITY FUND I, L.L.C.
                         By: Harbert Management Corporation,
                             Manager


                         By:       _____________________________
                         Name:
                         Title:





                           EXHIBIT I

                          FUND CRITERIA

                           EXHIBIT J

          SELLER'S OFFICER'S CERTIFICATE - THIRD CLOSING

     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in that certain Stock Purchase Agreement, dated as of February __, 1997, between and among Harbert Equity Fund I, L.L.C. and Crown NorthCorp, Inc. (the "Stock Purchase Agreement").

     The undersigned, being the _________________________ of
CROWN NORTHCORP, INC., a Delaware corporation (the "Seller"),
DOES HEREBY CERTIFY, in the name and on behalf of the Company, as follows:

1. All representations and warranties of the Seller contained in Section 4.1 of the Stock Purchase Agreement, as qualified and revised by the attached Seller Disclosure Schedule, are true and correct as of the date hereof.

2. As of the date hereof, the Seller has performed and complied with all covenants and agreements, and satisfied all conditions required to be performed and complied with, by the Seller at or before the date hereof by the Stock Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has set his hand hereunto, in the name and on behalf of the Company, as of _____________ __, 199_.

                         CROWN NORTHCORP, INC.



                         By:_____________________________
                         Name:
                         Title:

                           EXHIBIT K

        PURCHASER'S OFFICER'S CERTIFICATE - THIRD CLOSING

     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in that certain Stock Purchase Agreement, dated as of February __, 1997, between and among Harbert Equity Fund I, L.L.C. and Crown NorthCorp, Inc. (the "Stock Purchase Agreement").

     The undersigned, being the ____________ of HARBERT
MANAGEMENT CORPORATION, an Alabama corporation that is the Manager of HARBERT EQUITY FUND I, L.L.C., a Georgia limited liability company (the "Purchaser"), DOES HEREBY CERTIFY, in the name and on behalf of the Purchaser, as follows:

1. As of the date hereof, all representations and warranties of the Purchaser contained in Article V of the Stock Purchase Agreement, as qualified and revised by the attached Purchaser Disclosure Schedule, are true and correct with respect to the Third Closing and the Third Closing Shares as of the date hereof.

2. As of the date hereof, the Purchaser has performed and complied with all covenants and agreements, and satisfied all conditions required to be performed and complied with, by the Purchaser at or before the date hereof by the Stock Purchase Agreement.

3. The Purchaser is an "accredited investor," as defined in Rule 501(a) under the Securities Act, because it is an entity in which all of the owners are "accredited investors."

4. The Purchaser is purchasing the Third Closing Shares for its own account, for investment purposes only, and without a view toward the resale or distribution thereof.

5. The Purchaser's chief executive office and principal place of business is located in the State of Alabama.

6. The Seller has made available to the Purchaser a reasonable time before the Third Closing the opportunity to ask questions of and receive answers concerning the Seller and the terms and conditions of the transaction to be consummated at the Third Closing.

     IN WITNESS WHEREOF, the undersigned has set his hand hereunto, in the name and on behalf of the Company, as of _____________ __, 199_.

                         HARBERT EQUITY FUND I, L.L.C.

                         By: Harbert Management Corporation,
                             Manager


                         By:       _____________________________
                         Name:
                         Title:





                           EXHIBIT L

                     FORM OF VOTING AGREEMENT

                        SCHEDULE 4.1(a)

                           Subsidiaries

                        SCHEDULE 4.1(b)

                          Capitalization

                        SCHEDULE 4.1(e)

                            Litigation

                        SCHEDULE 4.1(f)

                            Properties

                        SCHEDULE 4.1(g)

                            Contracts

                        SCHEDULE 4.1(h)

                              ERISA

                        SCHEDULE 4.1(j)

                             Consents

                        SCHEDULE 4.1(k)

                      Intellectual Property

                        SCHEDULE 4.1(l)

                            Insurance

                        SCHEDULE 4.1(m)

                    Related Party Transactions